Exhibit 10.7

Loan Agreement

This Loan Agreement (this “Agreement”) is made as of July 18, 2018 by and among:

(1)

Hangzhou Shiqu Information and Technology Co., Ltd. (“Lender”), a WFOE incorporated in accordance with Chinese law. And its registered address is: Room 1001, Building 1, Zheshang Fortune Center, Xihu District, Hangzhou

(2)	[Name of VIE Shareholder] (“Borrower”), a citizen of People’s Republic of China (“PRC”) with ID Card No. ******.

Lender and Borrower are hereinafter respectively referred to as a “Party” and collectively referred to as the “Parties.”

WHEREAS, Lender, Borrower and certain other parties entered into the Amended and Restated Exclusive Consultation and Service Agreement, the Amended and Restated Shareholder Voting Proxy Agreement, the Amended and Restated Exclusive Option Agreement and the Amended and Restated Equity Interest Pledge Agreement on July 18, 2018 (collectively, the “Controlling Documents”).

WHEREAS, Lender intends to provide Borrower with a loan for the purposes specified in this Agreement according to the contractual arrangements specified in the Controlling Documents.

The Parties agree as follows through friendly consultation:

1.	Loan

1.1

In accordance with the terms and conditions of this Agreement, Lender agree to provide Borrower with a loan of [Amount of Loan] (“Loan”). The term of the loan is 20 years from the date of the signing of this Agreement and may be extended by the Parties’ mutual consent. Within the term of the loan or during the extended loan period, Borrower shall immediately repay the full amount of the Loan in the event any one or more of the following circumstances occur:

1.1.1	30 days elapse after Borrower receives a written notice from Lender requesting repayment of the Loan;

1.1.2	The death of Borrower, the Borrwoer’s capacity for civil conducts is limited or without such capacity;

1.1.3	For any reason, Borrower terminate the employment relathionship with Lender’s or Borrower Company (as defined below) or its affiliated company or ceases to be a shareholder of Borrower Company;

1.1.4	Borrower commits a crime or is involved in criminal activities;

1.1.5

Foreign investors are allowed to engage in information services and/or other business approved by Lender vis controlling shareholding or as a whole foreign owned enterprises in accordance with applicable PRC law; and competent authorities start to review the application for the aforesaid business. In addition to this, Lender decides to exercise the exclusive Call Option under the Amended and Restated Exclusive Option Agreement (the “Option Agreement”) as described in clauses 4.1.1 and 4.2.4 of this Agreement.

1.2

Subject to the full satisfaction of the prerequisites stipulated in Article 2 of this Agreement, Lender agrees to remit the total amount of the Loan to the account designated by Borrower within 20 days after receiving a written notification from Borrower regarding the same. Borrower shall provide Lender with a written receipt for the Loan upon receiving the Loan. The Loan provided by Lender under this Agreement shall inure to Borrower’s benefit only and not to Borrower’s successors or assigns.

1.3

Borrower agrees to accept the Loan provided by Lender. And hereby Borrower agrees and guarantees that Borrower uses the loan to pay the registered capital (The shares of the Hangzhou Juangua Network Co., Ltd. owned by Borrower known as “Borrower’s equity”) to the Hangzhou Juangua Network Co., Ltd. (the “Borrower Company”). Borrower shall not use the above money for any other purpose unless obtaining Lender’s prior written consent.

1.4

Lender and Borrower hereby agree and acknowledge that Borrower’s repayment method can only be determined by Lender, and it can take the following forms: Lender has the right of purchasing Borrower’s equity under the Option Agreement, and all the equity owned by Borrower shall be transferred by Borrower to Lender or the person designated by Lender (legal person or natural person).

1.5

Lender and Borrower hereby agree and acknowledge that any gains made by Borrower through the transfer of Borrower’s equity (within the permitted limits) shall all be used for Borrower’s repayment to Lender under this Agreement. All loans are paid to Lender in the manner specified by Lender.

1.6

Lender and Borrower hereby agree and acknowledge that to the extent permitted by applicable laws, Lender shall have the right but not the obligation to purchase at any time or designate other person to purchase Borrower’s equity interest (“Borrower Equity Interest”) in part or in whole at any time, at the price stipulated in the Option Agreement.

1.7

Borrower undertakes to execute an irrevocable Power of Attorney (the “Power of Attorney”, see clause 4.2.3 herein) to authorize a legal or natural person designated by Lender to exercise all of Borrower’s rights as a shareholder of Borrower Company.

1.8

When Borrower transfers Borrower Equity Interest to Lender or Lender’s designated person(s), in the event that the transfer price of such equity interest equals or is lower than the principal of the Loan under this Agreement, the Loan under this Agreement shall be deemed as interest free and the Loan shall be deemed to be duly repaid by Borrower. In the event that the transfer price of such equity interest exceeds the principal of the Loan under this Agreement, the excess over the principal shall be deemed as the interest of the Loan under this Agreement.

2.	Prerequisites for a Loan

The obligations of Lender to provide Borrower with the Loan in accordance with Article 1.1 are subject to the fulfillment of the following conditions, unless otherwise waived by Lender:

2.1	Lender duly receives the withdrawal notice signed by Borrower according to the Article 1.2.

2.2	The representations and warranties made by Borrower under the article 3.2 are true, complete, correct and not misleading.

2.3	Borrower has not violated any covenants under Article 4 of this Agreement and has not occurred or foreseen any event which may affect Borrower’s performance of the obligations under this Agreement.

3.	Representations and Warranties

3.1	Lender hereby makes the following representations and warranties to Borrower during the excution date and the termination date of this Agreement:

3.1.1	Lender is a corporation duly organized and validly existing in accordance with PRC law;

3.1.2

Lender has the legal capacity to execute and perform this Agreement. The execution and performance by Lender of this Agreement is consistent with Lender’s scope of business and the provisions of Lender’s corporate bylaws and other organizational documents, and Lender has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement; and

3.1.3	This Agreement constitutes Lender’s valid and legally binding obligations of Lender, enforceable in accordance with its terms.

3.2	Borrower hereby makes the following representations and warranties during the excution date and the termination date of this Agreement:

3.2.1	Borrower has the legal capacity to execute and perform this Agreement. Borrower has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

3.2.2	This Agreement constitutes valid and legally binding obligations of Borrower and enforceable in accordance with its terms; and

3.2.3

There are no disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower, nor are there any potential disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower.

4.	Borrower’s Covenants

4.1

When Borrower becomes a shareholder of Borrower Company and as long as he maintains the identity of Borrower Company shareholder, Borrower irrevocably covenants that during the term of this Agreement, Borrower shall cause Borrower Company:

4.1.1

to formally sign an Option Agreement with Borrower and Lender, according to this Option Agreement, Borrower will irrevocably grant to Lender an exclusive right to purchase all the shares of Borrower; and continue to exercise the Amended and Restated Exclusive Consultation and Service agreement (the “Exclusive Consultation and Service Agreement”) signed by Lender and Borrower Company. Lender will provide technical and consulting services to Borrower Company as an exclusive service provider according to the Exclusive Consultation and Service Agreement; and execute the Option Agreement above on the date when the new business license of Borrower’company reflecting the change of the shareholder issued. and process all relevant government approvals, registrations or records (if required);

4.1.2

to strictly abide by the provisions of the Option Agreement and the Exclusive Consultation and Service Agreement, and to refrain from any feasance/nonfeasance that may affect the effectiveness and enforceability of the Option Agreement and Exclusive Consultation and Service Agreement;

4.1.3

at the request of Lender (or a party designated by Lender), to execute contracts/agreements on business cooperation with Lender (or a party designated by Lender), and to duly perform such contracts/agreements;

4.1.4	to provide Lender with all of the information regarding Borrower Company’s business operations and financial conditions at Lender’s request;

4.1.5	to immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Borrower Company’s assets, business or income;

4.1.6	at the request of Lender, to appoint any persons designated by Lender as directors of Borrower Company;

4.1.7

without the prior written consent of Lender, not to cause Borrower Company to supplement, change, or amend its articles of association in any manner, increase or decreases its registered capital or change its share capital structure in any manner;

4.1.8	maintain the existence of the company, and prudently and effectively operate its business and handling affairs in accordance with good financial and business standards and practices;

4.1.9

not to sell, transfer, mortgage or dispose of in any other manner Lender’s assets, business or legal income or beneficial interest from the date of signing of this Agreement or allow the creation of any encumbrance upon the same without the prior written consent of Lender;

4.1.10

without the prior written consent of Lender, does not occur, inherit, guarantee or allow the existence of any debt, except (i) debts generated in normal or day-to-day business processes rather than through borrowings and (ii) debts which have been disclosed to Lender and have been agreed in writing by Lender;

4.1.11	has been operating all business in the normal course of business to maintain the value of its assets;

4.1.12	without the prior written consent of Lender, not to provide loans or credits to anyone;

4.1.13

to purchase and maintain insurance from an insurance company accepted by Lender, the amount of insurance to be maintained and the type of the risk should be the same as or equal to the amount and type of coverage normally insured by a company operating a similar business in the same area and owning a similar property or asset;

4.1.14	without the prior written consent of Lender, not to merger or consolidate with any person, or its acquisition of or investment in any person;

4.1.15

to the extent necessary to maintain his ownership of the all assets, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims; and

4.1.16

without the prior written consent of Lender, shall not distribute any dividends and/or shareholder’s dividends in any form to the shareholders. Provided that, upon the request of Lender, all of its available profits shall be immediately allocated, wholly or in part, to its respective shareholders.

4.2	Borrower covenants that during the term of this Agreement, he shall:

4.2.1	to pay the total amount of registered capital to Borrower’s equity in accordance with the law;

4.2.2	use best efforts to keep Borrower Company engaged in its principle businesses;

4.2.3

execute an irrevocable power of attorney, which authorizes a legal or natural person designated by Lender to exercise all of Borrower’s rights as a shareholder of Borrower Company. And Borrower shall notexercise the shareholder’s right except the rights stipulated in this Agreement or the Equity Pledge Agreement (see the clause 4.2.5 herein) or the others agreed by Lender;

4.2.4	an Option Agreement is formally signed with Lender and Borrower Company. Under this agreement, Borrower will irrevocably grant to Lender an exclusive right to purchase all Borrower’s equity;

4.2.5

Sign a Amended and Restated Equity Interest Pledge Agreement (the “Equity Pledge Agreement”) with Lender and Borrower Company. Under the Equity Pledge Agreement, Borrower agrees to pledge all its equity to Lender;

4.2.6

signing the Power of Attorney, Option Agreement and Equity Pledge Agreement on the date of issue of the new business license of Borrower Company, and processing all relevant government approvals, registrations or records (if required);

4.2.7

abide by the provisions of this Agreement, the Power of Attorney, the Equity Pledge Agreement and the Option Agreement, perform his obligations under this Agreement, the Power of Attorney, the Equity Pledge Agreement and the Option Agreement, and refrain from any feasance/nonfeasance that may affect the effectiveness and enforceability of this Agreement, the Power of Attorney, the Equity Pledge Agreement and the Option Agreement;

4.2.8

not sell, transfer, mortgage or dispose of in any other manner the legal or beneficial interest in Borrower Equity Interest, or allow the encumbrance thereon of any security interest or the encumbrance, except for the Equity Interest Pledge Agreement;

4.2.9

cause any shareholders’ meeting and/or the board of directors of Borrower Company not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in Borrower Equity Interest, or allow the encumbrance thereon of any security interest without the prior consent from Lender, except to Lender or Lender’s designated person;

4.2.10

cause any shareholders’ meeting and/or the board of directors of Borrower Company not to approve the merger or consolidation of Borrower Company with any person, or its acquisition of or investment in any person, without the prior written consent of Lender;

4.2.11	to immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Borrower ‘s equity;

4.2.12

to the extent necessary to maintain his ownership of Borrower Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

4.2.13	refrain from any action /omission that may have a material impact on the assets, business and liabilities of Borrower Company without the prior written consent of Lender;

4.2.14	to appoint any persons designated by Lender as directors of Borrower Company at the request of Lender;

4.2.15

promptly and unconditionally transfer all of Borrower Equity Interest to Lender or Lender’s designated representative(s) at any time, and cause the other shareholders of Borrower Company to waive their right of first refusal with respect to the share transfer described in this Section to the extent permitted by PRC law at the request of Lender at any time;

4.2.16

cause the other shareholders of Borrower Company to promptly and unconditionally transfer all of their equity interests to Lender or Lender’s designated representative(s) at any time, and Borrower hereby waives his right of first refusal (if any) with respect to the share transfer described in this Section to the extent permitted by PRC law, at the request of Lender at any time;

4.2.17

use such purchase price obtained thereby to repay the Loan to Lender in the event that Lender purchases Borrower Equity Interest from Borrower in accordance with the provisions of the Option Agreement; and

4.2.18

not to cause Borrower Company to supplement, change, or amend its articles of association in any manner, increase or decreases its registered capital or change its share capital structure in any manner without the prior written consent of Lender.

5.	Liability for Breach

5.1

Any party breaches this Agreement and causes all or part of this agreement is unable to be performed. Such breaching party shall be liable for the breach. The breaching party needs to indemnify losses suffered by the non-breaching party (including the litigation and attorneys’ costs resulting from these); if the both of the Parties responsible for the default, they should take their respective responsibility according to the actual situation.

5.2

In the event that Borrower fails to perform the repayment obligations set forth in this Agreement, Borrower shall pay overdue interest of 0.01% per day for the outstanding payment, until the day Borrower repays the full principal of the Loan, overdue interests and other payable amounts.

5.3

Borrower acknowledges and agrees, if it violates any of the obligations under this Agreement and such breach may cause irreparable damages to Lender while compensation made by Borrower under the law and/or this Agreement may not be sufficient, so that in the event of any such breach or anticipatory breach of contract, in addition to the remedies provided for in this Agreement and the applicable law, Lender shall have the right to request Borrower to continue to fulfill its obligations under this Agreement.

6.	Notices

6.1

Notices issued by the Parties hereto for the performance of their rights and obligations under this Agreement shall be made in written and sent by personal delivery, registered mail, prepaid postage, authorized courier service, or facsimile to the relevant Party at the time of the valid address:

Lender: Hangzhou Shiqu Information and Technology Co., Ltd.

Address: 3F, Building 1, Zheshang Fortune Center, 99 Gudun

Road, Hangzhou

Fax: 0571-88867550

Tel:

Recipient: CHEN Qi

Borrower: [Name of VIE Shareholder]

Address: 3F, Building 1, Zheshang Fortune Center, 99 Gudun

Road, Hangzhou

Fax: 0571-88867550

Tel:

Recipient: [Name of VIE Shareholder]

6.2	Notices and letters in the following situations shall be deemed to be delivered to:

6.2.1

Notices given by fax shall be deemed effectively given on the date of the recording on the fax, but when the fax is later than 5 p.m. or on the non-working day of the delivery place, the effectively date shall be the date of the next working day, which is recorded on the date of the display;

6.2.2	Notices given by personal delivery (including EMS) shall be deemed effectively given on the date of receipt;

6.2.3	Notices given by registered mail shall be deemed effectively given on the date of 15 days after the date of receipt.

7.	Confidentiality Obligation

7.1

The Parties shall endeavour to take all reasonable measures to keep all information of this agreement confidentially. Without prior written consent of the other party, one party shall not disclose, give or transfer such Confidential Information to any third party. Upon termination of this Agreement, one of the Party shall at the request of the other Party return to the other Party, or destroy, any document, data or software carrying the Confidential Information, and delete any Confidential Information from any relevant memory device and cease the use of such Confidential Information. Parties shall take necessary measures to disclose the confidential information to only the staff, agents or professional advisers of the Parties, and urge the staff, agents or professional advisers of Parties to comply with the confidentiality obligations under this Agreement.

7.2	The above restrictions do not apply to:

7.2.1	Information has been generally available to the public at the time of disclosure;

7.2.2	become the general information available to the public after it has been disclosed, not as a result of any fault of any party;

7.2.3

One party can prove that it has been mastered before disclosure, and is not directly or indirectly obtained from the other Party, other Party associated company or its shareholders and ultimate shareholders;

7.2.4

In accordance with the legal requirements, one party is obliged to disclose to the relevant government departments, stock exchange agencies, etc., or the other party will disclose the above confidential information to its direct legal advisers and financial advisers for their normal operation, but the premise is that the party should encourage its legal advisers and financial advisers to abide by the obligations of confidentiality under these terms as well.

7.3	The Parties agree that this Article shall continue to be valid irrespective of the changing, dissolution or termination of this Agreement.

8.	Governing Law and Dispute Resolution

8.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the settlement of the dispute hereunder shall be governed by PRC law.

8.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shanghai Branch of China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Shanghai. The language shall be Chinese. The arbitration award shall be final and binding on all Parties.

8.3

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

9.	Miscellaneous

9.1	This Agreement should become effective upon execution by the Parties, and shall expire upon the date of full performance by the Parties of their respective obligations under this Agreement.

9.2	This agreement is in duplicate, and each copy has the same legal effect.

9.3

This Agreement may be amended or supplemented through written agreement by and between Lender and Borrower. Such written amendment agreement and/or supplementary agreement executed by and between Lender and Borrower are an integral part of this Agreement, and shall have the same legal validity as this Agreement.

9.4

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.5	The exhibits (if any) to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

(Signature Page to the Loan Agreement)

Hangzhou Shiqu Information and Technology Co., Ltd.

(Seal: /s/ Hangzhou Shiqu Information and Technology Co., Ltd.)

(Signature Page to the Loan Agreement)

[Name of VIE Shareholder]

Signature: /s/ [Name of VIE Shareholder]

Schedule of Material Differences

One or more persons entered into an loan agreement using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Amount of Loan (RMB)
1.	CHEN Qi	5,867,000
2.	WEI Yibo	2,362,000
3.	YUE Xuqiang	1,771,000